EXHIBIT 99.1
810 Crescent Centre Drive, Suite 320
Franklin, TN 37067
office 615.263.9500 fax 615.383.8830

FOR IMMEDIATE RELEASE	Contact:	Aimee Punessen
August 28, 2006		Public Relations Manager
(615) 236-7454
CIVITAS BANKGROUP AGREES TO SELL OWNERSHIP INTEREST IN INSURORS BANK OF TENNESSEE
FRANKLIN, Tenn. — (8/28/06) Civitas BankGroup (NASDAQ:CVBG) has announced plans to sell its 50% ownership interest in Insurors Bank of Tennessee, in Nashville, Tennessee, announced Richard E. Herrington, president of Civitas.
The closing of the sale is expected to occur during the fourth quarter, pending regulatory approval. The purchaser is InsCorp Inc., the other 50% owner of Insurors Bank of Tennessee. The proposed transaction price is one and a half times book value, with a minimum sale price of $4.5 million. Civitas anticipates a one-time pre-tax gain of approximately $1.5 million.
“We are pleased to sell our ownership position to our long-time partners, InsCorp,” commented Herrington. “The transaction gives InsCorp complete control of Insurors Bank and allows Civitas to redeploy our capital on Middle Tennessee’s growth markets through rapidly expanding Cumberland Bank.”
Civitas BankGroup, Inc. (www.civitasbankgroup.com) is a Tennessee registered bank holding company headquartered in Franklin, Tennessee. Civitas is the parent company of Cumberland Bank, which provides banking and other financial services through 12 Middle Tennessee branches located in 6 markets throughout Middle Tennessee.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO OUR ABILITY TO SUCCESSFULLY CONSUMATE THE SALE OF OUR INTEREST IN INSURORS BANK OF TENNESSEE, CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.